Exhibit 99.1

ARMOUR RESIDENTIAL REIT, Inc. Portfolio Update March 15, 2010

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures

Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company“), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for the ARMOUR business, and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forwardlooking statements ARMOUR assumes no obligation to update the information looking statements. in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate.

Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of ARMOUR.

ARMOUR Portfolio and Balance Sheet Highlights and Dividend and Earnings Update (as of 3/15/10)

•  Portfolio and Balance Sheet Highlights

—  ARMOUR was 100% invested as of January 26, 2010.

—  ARMOUR has an Agency mortgage portfolio valued at $180.37 million (1).

•  Highly diversified assets in over 100 different securities (cusips).

—  Gross asset duration is currently estimated at 2.03.

—  Net balance sheet duration is currently estimated at 1.13.

—  REPO borrowings total $167.42 million.

—  Debt to equity ratio (2) = 7.79x.

—  Eurodollar Futures to replicate swaps total $61.0 million (38.1% of non‐true ARMS).

—  Cash on hand & short term principal & interest receivables: $11.57 million.

•  Dividend and Earnings Update

—  On March 5, 2010, ARMOUR declared a dividend of $0.40 per share payable in the last week of
April 2010. Approximately $0.37 is estimated Q1 2010 ‘core’ earnings and approximately $0.03 is estimated from gain on sale.

—  The $0.40 of taxable earnings represents an annualized return on equity of 17.2% based on an estimated 12/31/2009 book value per share of $9.32.

  (1) Based on third party pricing.

  (2) Based on estimated book value of $21,491,096 (or $9.32 per share).

ARMOUR REIT Portfolio Information as of 3/15/2010

          (1) ARMOUR REIT Portfolio Composition

          (2) ARMOUR REIT Interest Rate Hedges Composition

          (3) ARMOUR REIT REPO Composition

          (4) Listing of ARMOUR REIT Counter‐Parties to Date

ARMOUR REIT Agency Only Portfolio Composition

Agency Asset Class	Current Value	Percentage of Total Portfolio

True ARMS (0-18 Months to Reset)	$20,111,053	11.1%
Hybrids (19 Months and Longer to Reset)	$118,124,757	65.5%
Seasoned 15 & 20 Year Pass-Throughs	$17,891,274	9.9%
Low Loan Balance 15 Year Pass-Throughs	$24,249,559	13.4%
Total	$180,376,643	100.0%

March Forward Settlement Trades, Included in Information Presented Above	$7,781,027

Agency Type	Current Value	Percentage of Total Portfolio

Freddie Mac	$78,829,578	43.7%
Fannie Mae	$87,735,236	48.6%
Ginnie Mae	$13,811,829	7.7%
Total	$180,376,643	100.0%

ARMOUR REIT Hybrid and True ARM Class Composition

Hybrid Index	Current Value	Percentage of Hybrid Portfolio

1 Year CMT	$30,059,221	25.4%
12 Month Libor	$82,924,538	70.2%
6 Month Libor	$2,942,515	2.5%
10 Yr CMT	$2,198,483	1.9%

Total	$118,124,757	100.0%
Weighted Average Months to Reset	57.1

True ARM Type	Current Value	Percentage of True ARM Portfolio

MTA	$4,704,908	23.4%
6 Month Treasury Bills	$1,500,460	7.5%
1 Year CMT	$3,272,295	16.3%
6 Month Libor	$1,144,483	5.7%
12 Month Libor	$9,101,529	45.3%
COFI	$387,378	1.9%

Total	$20,111,053	100.0%
Weighted Average Months to Reset	7.6

ARMOUR REIT Portfolio Coupons, Yields, Duration and Market Prices

Agency Asset Class	Weighted Average Coupon	Estimated Yields	Estimated Effective Duration	Weighted Average Current Market Price

True ARMS (0-18 Months to Reset)	4.59%	2.00%	0.31	103.45%
Hybrids (19 Months and Longer to Reset)	4.64%	3.00%	2.08	104.23%
Seasoned 15 & 20 Year Pass-Throughs	4.92%	3.50%	2.34	104.71%
Low Loan Balance 15 Year Pass-Throughs	4.82%	3.20%	2.97	105.63%
Totals	4.69%	2.96%	2.03	104.38%

Yield and Duration estimates are derived from functions available from Bloomberg Finance L.P.

Yield and Duration estimates are derived using the asset current price.

Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of ARMOUR.

Market prices for our securities are obtained from independent third party sources.

ARMOUR REIT Portfolio Constant Prepayment Rates (CPR)

Portfolio Prepayment Information (1)

Month	Weighted Average Annualized Constant Prepayment Rate

December 2009	8.6%
January 2010	12.9%
February 2010	10.0%
March 2010	20.7%

NOTE: ARMOUR expenses amortization p as it occurs.

(1) Constant Prepayment Rate (CPR) is the annualized equivalent of single monthly mortality (SMM). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal paydowns.

ARMOUR REIT Eurodollar Hedge Composition (used to replicate swaps)

Eurodollar Futures to Replicate Swaps (Maturity Dates)	Notional Amount	Weighted Average Rate	Duration	Longest Maturity in Months (as of 3/15/10)

March 2012	$21,000,000	1.186%	1.75	24
March 2013	$21,000,000	1.809%	2.70	36
March 2014	$19,000,000	2.439%	3.60	48
Total or Weighted Average	$61,000,000	1.791%	2.65	35.6

Balance Sheet Duration	Amount	Estimated Duration	Duration Effect on Balance Sheet

Agency Assets	$180,376,643	2.03	2.03
Eurodollar Bundles	$61,000,000	2.65	-2.65

	Estimated Balance Sheet Duration		1.13

NOTE: As rates go down the value of the Eurodollar Bundles will decline. Inversely, as rates go up, the value of the Eurodollar Bundles will increase.

ARMOUR REIT REPO

REPO Counter‐Party	Principal Borrowed	Percentage of REPO Positions with ARMOUR	Weighted Average Rate	Hair Cut	Longest Maturity in Days (as of 3/15/10)

Goldman Sachs	$54,348,000	32.5%	0.230%	5%	14
MF Global	$54,099,000	32.3%	0.280%	5%	66
Nomura	$26,733,197	16.0%	0.230%	5%	11
State Street Securities	$25,957,000	15.5%	0.300%	6%	88
Jefferies & Company	$6,286,000	3.8%	0.400%	5%	39
Total or Weighted Average	$167,423,197	100.0%	0.263%	5.16%	43

ARMOUR currently has eight counter-party signed Master
Repurchase Agreements, with more close to being finalized.

www.armourreit.com